                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF NEW YORK
------------------------------------------------------x
In re                                                :
                                                     :  Chapter 11 Case Nos.
                                                     :
RHYTHMS NETCONNECTIONS INC., ET AL.,                 :  01- 14283 (BRL) through
                                                     :  01- 14287 (BRL)
                                                     :
                  Debtors.                           :  (Jointly Administered)
                                                     :
-----------------------------------------------------x
                        Monthly Operating Statements For
                  The Period August 2, 2001 to August 31, 2001

DEBTORS
Rhythms NetConnections Inc.
Rhythms Links Inc.
Rhythms Links Inc. - Virginia
Rhythms Leasing Inc.
RCanada, Inc.

DEBTORS' ADDRESS
9100 E. Mineral Circle
Englewood, CO 80112

                                              Monthly Disbursements: $11,946,293

DEBTORS' ATTORNEYS
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153

                                  Monthly Operating Profit (Loss): ($51,603,000)


                  The undersigned, having reviewed the attached report and being familiar with the Debtors' financial affairs, verifies under the penalty of perjury, that the information, contained therein is complete, accurate and truthful to the best of my knowledge.

Date:                                                  By    /s/Susan Richart
                                                             -------------------
                                                             Susan Richart
                                                             Controller
Indicate if this is an amended statement by checking here
                                                   Amended Statement ___________
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                           RHYTHMS NETCONNECTIONS INC.
                       CONSOLIDATED STATEMENT OF CASH FLOW
                                 (IN THOUSANDS)


                                                                                                      ONE MONTHS ENDED
                                                                                                         AUGUST 31,
                                                                                                            2001
                                                                                                         (unaudited)
                                                                                                      ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                                                             $(51,603)
     Adjustments to reconcile net loss to net cash used for operating activities:
        Depreciation and amortization of furniture, fixtures,                                                 6,959
        equipment, and collocation fees
        Amortization of deferred business acquisition costs                                                     391
        Amortization of debt discount and deferred debt issue costs                                           2,553
        Bad debt expense                                                                                     18,455
        Other                                                                                                    36
        Changes in assets and liabilities:
            Increase in accounts, loans, interest, and other                                                (3,746)
            receivables, net
            Decrease (increase) in inventory                                                                      -
            Decrease in prepaid expenses and other current assets                                             2,908
            Decrease in other assets                                                                          4,792
            Increase in accounts payable                                                                     12,913
            Increase (decrease) in interest payable                                                           6,953
            Increase (decrease) in accrued expenses and other current                                       (2,387)
            liabilities
            Increase in other liabilities                                                                         -
               Net cash used for operating activities                                                       (1,776)
                                                                                                      ----------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases (maturities) of short-term investments, net                                                    3,023
     Purchases (maturities) of government securities as restricted                                               45
     cash, net
     Equity investments
     Purchases of furniture, fixtures, and equipment                                                          (761)
     Payments of collocation fees                                                                               (2)
                                                                                                      ----------------
               Net cash provided by (used for) investing activities                                           2,305
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from issuance of common stock                                                                      86
     Purchase of treasury stock
                                                                                                      ----------------
               Net cash provided by (used for) financing activities                                              86
Net increase in cash and cash equivalents                                                                       615
Cash and cash equivalents at beginning of period                                                              6,427
Cash and cash equivalents at end of period                                                                   $7,042
                                                                                                        ===========
Supplemental schedule of cash flow information:
     Cash paid for interest                                                                                     $ -
                                                                                                        ===========

                           RHYTHMS NETCONNECTIONS INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)


                                                                           ONE MONTH ENDED                EIGHT MONTHS ENDED
                                                                                31-AUG                          31-AUG
                                                                                2001                             2001
                                                                           ---------------                ------------------
                                                                             (unaudited)                      (unaudited)
Revenue:
        Service and Installation Revenues                                        $8,460                            $65,187
        Sales Returns and Allowances                                           (12,442)                           (24,274)
                                                                           ------------                       ------------
   Service and installation, net                                               $(3,982)                            $40,913
                                                                           ------------                       ------------
Cost of Services:
   Network and service costs                                                     17,900                            180,274

Operating Expenses:
   Selling, marketing, general and administrative                                14,627                            150,324
   Restructuring costs                                                                                              13,026
   Depreciation and amortization                                                  7,349                             59,192

       Total Cost of Operations                                                 $39,876                           $402,816
                                                                           ------------                       ------------
Loss from operations                                                          $(43,858)                         $(361,903)
                                                                           ------------                       ------------
Other Income (Expense):
Interest income                                                                   1,398                             13,103
Interest expense (including amortized debt                                      (9,598)                           (75,900)
   discount and issue costs)
Equity in losses of affiliates                                                                                    (26,142)
Other income                                                                        455                              (911)
                                                                           ------------                       ------------
       Total other income (expense)                                            $(7,745)                          $(89,850)
                                                                           ============                       ============
NET LOSS                                                                      $(51,603)                         $(451,753)
                                                                           ============                       ============


                                 RHYTHMS NETCONNECTIONS INC.
                            SCHEDULE OF DISBURSEMENTS BY COMPANY
                           AUGUST 2, 2001 THROUGH AUGUST 31, 2001


                COMPANY NAME                              OPERATING EXPENSES       PAYROLL EXPENSES     TOTAL DISBURSEMENTS
                ------------                              ------------------       ----------------     -------------------
Rhythms NetConnections, Inc.                                   $1,988,635              $8,919,981               $10,908,616

Rhythms Links Inc.                                             $1,037,660                                        $1,037,660

Rhythms Links Virginia, Inc.                                          $17                                               $17

Rhythms Leasing                                                        $0                                               $ -

RCanada Inc.                                                           $0                                               $ -
                                                          ------------------       ----------------     -------------------
            TOTAL DISBURSEMENTS                                $3,026,312              $8,919,981               $11,946,293
                                                          ==================       ================     ===================


                           RHYTHMS NETCONNECTIONS INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                                                                       AUGUST 31,
                                                                                                          2001
                                                                                                       ----------
                                                                                                       (unaudited)
                                   ASSETS
Current assets:
Cash and cash equivalents                                                                                  $7,042
Short-term investments                                                                                    133,506
Restricted cash                                                                                            51,183
Accounts receivables, net                                                                                   7,317
Loans, interest, and other receivables, net                                                                 3,987
Inventory                                                                                                     561
Prepaid expenses and other current assets                                                                  47,578
                                                                                                    -------------
Total current assets                                                                                      251,174
                                                                                                    -------------
Furniture, fixtures and equipment, net                                                                    256,409
Collocation fees, net                                                                                      75,319

Investments                                                                                                12,340

Other assets                                                                                               44,470
                                                                                                    -------------
TOTAL ASSETS                                                                                             $639,712
                                                                                                    =============

                    LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Current portion of long-term debt                                                                            $392
Accounts payable - Trade
    Prepetition Liabilities                                                                                22,629
    Post Petition Liabilities                                                                               8,410
Interest payable                                                                                           38,443
Accrued expenses                                                                                           53,010
Other current liabilities                                                                                  20,363
Senior notes payable                                                                                      851,865
                                                                                                    -------------
Total current liabilities                                                                                 995,112
                                                                                                    -------------
Long-term Deferred Installation Revenues                                                                    1,545
                                                                                                    -------------
Total liabilities                                                                                         996,657
                                                                                                    -------------
Mandatorily redeemable common stock warrants                                                                   42
Mandatorily redeemable preferred stock                                                                    484,295
                                                                                                    -------------
                                                                                                        1,480,994
Stockholders' deficit:
Common stock, $0.001 par value; 250,000,000 shares authorized;
      79,739,764 shares issued as of 2000 and 79,750,254 as of 2001                                            80
     Treasury stock, at cost none as of 2000 and 156,768 as of 2001                                          (40)
Additional paid-in capital                                                                                352,154
Warrants and Deferred Compensation                                                                         83,829

Accumulated deficit                                                                                   (1,277,553)
Accumulated comprehensive income                                                                              248
                                                                                                    -------------
Total stockholders' deficit                                                                             (841,282)
                                                                                                    -------------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                                              $639,712
                                                                                                    =============


                           RHYTHMS NETCONNECTIONS INC.
                       CONSOLIDATED SUPPLEMENTAL SCHEDULES
                                 (IN THOUSANDS)


                                                                                                        AUGUST 31,
                                                                                                           2001
                                                                                                        -----------
                                                                                                        (unaudited)
PREPAID AND OTHER CURRENT ASSETS

      Prepaid Maintenance Agreements                                                                        $3,735
      Prepaid Insurance                                                                                      1,254
      Prepaid Other                                                                                            364
                                                                                                        -----------
          Subtotal                                                                                          $5,353

      Current Deferred Installation Costs                                                                   32,617

      Employee Trust Assets                                                                                  9,608

          TOTAL                                                                                            $47,578
                                                                                                        ===========

INVESTMENTS

      At Home Solutions                                                                                    $10,000
      Megapath, Inc.                                                                                         2,289
      Other                                                                                                     51
                                                                                                        -----------
          TOTAL                                                                                            $12,340
                                                                                                        ===========

OTHER ASSETS

      Debt Offering Costs                                                                                  $22,745
      Deferred Business Acquisition Costs                                                                    7,627
      Long-term Deferred Installation Costs                                                                  9,868
      Security Deposits                                                                                      4,230
                                                                                                        -----------
          TOTAL                                                                                            $44,470
                                                                                                        ===========

ACCRUED EXPENSES

      Operating Expenses
          Prepetition                                                                                      $17,828
          Post Petition                                                                                     23,650
                                                                                                        -----------
            Subtotal                                                                                       $41,478

      Accrued Wages and Benefits                                                                             5,885

      Accued Sales, Use, Property, and Telecommunication Fees                                                5,647
                                                                                                        -----------
          TOTAL                                                                                            $53,010
                                                                                                        ===========

OTHER CURRENT LIABILITIES

      Current Deferred Installation Revenues                                                                 8,912
      Insurance Claim                                                                                       11,250
      Other                                                                                                    201
                                                                                                        -----------
          TOTAL                                                                                            $20,363
                                                                                                        ===========


                           RHYTHMS NETCONNECTIONS INC.
                            SCHEDULE OF PAYROLL TAXES
                               FOR AUGUST 31, 2001


     DESCRIPTION        PAYROLL TAX WITHHELD    PAYROLL TAX INCURRED    PAYROLL TAX PAID
     -----------        --------------------    --------------------    ----------------
FIT WITHHELD                         (352,672)                                    352,672
LOCAL WITHHELD                           (172)                                        172
MEDICARE WITHHELD                     (32,367)                                     32,367
OASDI WITHHELD                        (86,007)                                     86,007
SDI WITHHELD                             (371)                                        359
SIT WITHHELD                          (79,273)                                     79,273          REGULAR PAY PERIOD
FUTA PAYABLE                                                     (46)                  46          AUGUST 1-11
MEDICARE PAYABLE                                             (32,368)              32,368          PAYMENT DATE - 8/10/01
OASDI PAYABLE                                                (86,010)              86,010
OR WCOMP PAYABLE                                                  (0)                   0
SUI PAYABLE                                                     (227)                 227


FIT WITHHELD                         (566,084)                                    566,084
MEDICARE WITHHELD                     (29,302)                                     29,302
OASDI WITHHELD                         (6,067)                                      6,067          SPECIAL PAYROLL
SDI WITHHELD                              (10)                                         10          8/10 REDUCTION IN FORCE
SIT WITHHELD                          (66,323)                                     66,323          PAYMENT DATE - 8/17/01
MEDICARE PAYABLE                                             (29,302)              29,302
OASDI PAYABLE                                                 (6,067)               6,067


FIT WITHHELD                         (268,032)                                    268,032
MEDICARE WITHHELD                     (14,171)                                     14,171          SPECIAL PAYROLL
SIT WITHHELD                          (43,356)                                     43,356          8/10 REDUCTION IN FORCE
MEDICARE PAYABLE                                             (14,171)              14,171          PAYMENT DATE - 8/17/01


FIT WITHHELD                         (277,207)                                    277,207
LOCAL WITHHELD                           (143)                                        143
MEDICARE WITHHELD                     (25,462)                                     25,462
OASDI WITHHELD                        (77,189)                                     77,189
SDI WITHHELD                             (246)                                        238          SPECIAL PAYROLL
SIT WITHHELD                          (64,115)                                     64,115          8/10 REDUCTION IN FORCE
FUTA PAYABLE                                                     (42)                  42          PAYMENT DATE - 8/24/01
MEDICARE PAYABLE                                             (25,461)              25,461
OASDI PAYABLE                                                (77,189)              77,189
OR WCOMP PAYABLE                                                  (1)                   1
SUI PAYABLE                                                      (90)                  90


FIT WITHHELD                         (137,810)                                    137,810
LOCAL WITHHELD                            (86)                                         86
MEDICARE WITHHELD                     (10,941)                                     10,941
OASDI WITHHELD                        (26,491)                                     26,491          PAY PERIOD
SDI WITHHELD                             (158)                                        153          AUGUST 12-25
SIT WITHHELD                          (29,704)                                     29,704          PAYMENT DATE - 8/24/01
MEDICARE PAYABLE                                             (10,941)              10,941
OASDI PAYABLE                                                (26,491)              26,491
                                   ------------------------------------------------------
                                   (2,193,756)              (308,408)           2,502,139
                                   ======================================================


                                    RHYTHMS NETCONNECTIONS INC.
                                         GROSS WAGES PAID
                                            AUGUST 2001


                                       PAY PERIOD                                                          AMOUNT
                                       ----------                                                          ------
August 1-11, 2001                                                                                          3,379,359
August 10 Reduction in Force                                                                               2,020,774
August 10 Reduction in Force                                                                                 977,288
August 10, 2001 Severence                                                                                  1,778,662
August 12-25, 2001                                                                                           763,898
                                                                                                           ---------
                                                                                                           8,919,981
                                                                                                           =========



Prepetition wages and severance payments made related to the Reduction in Force activities were paid pursuant to the Order Pursuant to Section 363(b) and 105(a) of the Bankruptcy Code Authorizing Payment of Prepetition Employee Obligations approved by the United States Bankruptcy Court for the Southern District of New York on August 2, 2001.

All wage obligations are paid by the Debtor, Rhythms NetConnections Inc. No wages are paid by Rhythms Links, Rhythms Links VA, Rhythms Leasing or Rhythms Canada.

                           RHYTHMS NETCONNECTIONS INC.
                          PAYROLL TAX PAYMENTS BY STATE
                                   AUGUST 2001


            STATE                                                  TOTAL
            -----                                                  -----
AZ                                                                  7,844
CA                                                                 27,428
CO                                                                215,399
CT                                                                    366
DC                                                                    718
GA                                                                    344
IL                                                                  4,379
IN                                                                    136
KS                                                                     24
MA                                                                  6,015
MD                                                                  1,771
MI                                                                  1,030
MN                                                                  8,022
MO                                                                    596
M1 - St. Louis - MO                                                    77
NC                                                                    808
NJ                                                                  3,535
NY                                                                  1,812
N1 - NY City - NY                                                     149
OH                                                                    687
OR                                                                    146
PA                                                                    492
UP - Upper PA - PA                                                     27
RI                                                                    169
UT                                                                    225
VA                                                                  1,163
WA                                                                      3
WI                                                                    884
FUTA                                                                   89
IRS                                                             2,217,801
                                                                ---------
                                                                2,502,139
                                                                =========